Exhbit  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated May 1, 2019, relating to the September 30, 2018 and September 30, 2017 financial statements of Voiceinterop, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

November 13, 2019